Exhibit 10.1

December 5, 2006

Bryant R. Riley

Riley Investment Management LLC

11000 Santa Monica Boulevard

Suite 810

Los Angeles, CA 90025

Re: Integrated Silicon Solution, Inc.

Dear Bryant:

This letter is to confirm our recent discussions regarding the amendment of numbered paragraph 2 of that certain letter agreement dated August 28, 2006 (the “Letter Agreement”) among you and your affiliated entities and Integrated Silicon Solution, Inc. (“ISSI”). To confirm your agreement to the matters herein, please sign and return this letter to me.

Numbered paragraph 2 of the Letter Agreement is hereby amended and restated as of November 30, 2006 to provide in full as follows:

2) ISSI will hold its next annual meeting of stockholders as soon as practicable after the filing of its Form 10-K for the fiscal year ended September 30, 2006. In connection with the annual meeting, it is expected that two (2) current ISSI directors will not seek re-election to the Board and it is agreed that the size of the ISSI Board will be changed back to seven (7) members. It is also expected that the ISSI Nominating Committee will nominate for election at the 2007 annual meeting the six (6) then serving and continuing directors (including you and Melvin Keating) and another independent director mutually agreeable to you and the ISSI Board and Nominating Committee which independent director shall be identified and appointed to a vacant seat on the Board no later than December 15, 2006. On or before February 28, 2007 or, if earlier, twenty (20) days prior to the date of the first mailing of the proxy materials by ISSI for its 2007 annual meeting, ISSI will deliver to you the written commitment of two (2) directors, none of whom shall be Jimmy S. Lee or Kong Yeu Han, not to seek or accept re-nomination to the Board, and confirmation that the Nominating Committee has agreed to include Bryant Riley, Melvin Keating and the director mutually agreed upon as provided in the foregoing sentence on its slate of nominees for the 2007 annual meeting.

Except as set forth herein, the Letter Agreement shall remain in full force and effect.

You and ISSI agree that either party may make the contents of this letter public in order to comply with applicable federal and state securities laws.

Regards,

Integrated Silicon Solution, Inc.

/s/ Jimmy S.M.Lee
Chairman and CEO

Accepted and agreed to:

Riley Investment Management, LLC

By:	/s/ Bryant R. Riley
Bryant R. Riley, Managing Member

SACC Partners, LP

By:	Riley Investment Management, LLC, its
General Partner

By:	/s/ Bryant R. Riley
Bryant R. Riley, Managing Member

/s/ Bryant R. Riley
Bryant R. Riley

B. Riley & Co. Retirement Trust

By:	/s/ Bryant R. Riley
Bryant R. Riley, Trustee

B. Riley & Co., Inc.

By:	/s/ Bryant R. Riley
Bryant R. Riley, President

Dated: December 5, 2006